Exhibit 99.7

Using a black ink pen, mark your votes with an X as shown in this example.	☒
Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59pm, Central Time, on October 28, 2019.

Online
Go to www.investorvote.com/PB or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Proposals  – This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1 and 2 unless otherwise indicated. The Board of Directors recommends that you vote FOR proposals 1 and 2.

For	Against	Abstain	For	Against	Abstain

1.  THE PROSPERITY MERGER PROPOSAL: To approve the Agreement and Plan of Reorganization, dated as of June 16, 2019, by and between Prosperity Bancshares, Inc. and LegacyTexas Financial Group, Inc., as it may be amended, supplemented or modified from time to time, the transactions contemplated thereby, and the issuance of Prosperity Common Stock in connection with the merger.

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2.  THE PROSPERITY ADJOURNMENT PROPOSAL: To approve the adjournment of the Prosperity Bancshares, Inc. special meeting to a later date or dates, if the board of directors of Prosperity Bancshares, Inc. determines it is necessary or appropriate, including adjournments to permit solicitation of additional proxies in favor of the Prosperity merger proposal listed above.

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B	Authorized Signatures – This section must be completed for your vote to count. – Date and Sign Below

Please sign your name exactly as it appears hereon. If shares are held jointly, all joint owners must sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Special Meeting of Shareholders to be held on Tuesday, October 29, 2019

This Proxy is Solicited on Behalf of the Board of Directors of Prosperity Bancshares, Inc.

The Special Meeting of Shareholders of Prosperity Bancshares, Inc. (the “Company”) will be held at the East Lawn Board Room of Prosperity Bank at 80 Sugar Creek Center Boulevard, Sugar Land, Texas 77478, on Tuesday, October 29, 2019, beginning at 10:30 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated September 17, 2019 accompanying this proxy.

The undersigned shareholder hereby appoints David Zalman and H.E. Timanus, Jr., and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock, par value $1.00 per share, of the Company (the “Prosperity Common Stock”) owned of record by the undersigned and otherwise to act on behalf of the undersigned at the Special Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment(s) thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company’s Amended and Restated Bylaws.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR approval of the Prosperity merger proposal and (2) FOR approval of the Prosperity adjournment proposal.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR proposals 1 and 2 unless otherwise indicated. The Board of Directors recommends that you vote FOR proposals 1 and 2.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.

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